UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Mobia Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43275	20-8573833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Flintrock Trace Suite 226
Austin, Texas		78738
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 628-9375

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MOBI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On July 14, 2026, the Board of Directors (the "Board") of Mobia Medical, Inc. ("Mobia") increased the size of the Board from six to seven members and appointed Reza Zadno, Ph.D. as a new member of the Board. Dr. Zadno was appointed as a Class III director, with a term expiring at Mobia’s 2029 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. The Board also appointed Dr. Zadno to serve as a member of the Compensation Committee of the Board. In connection with his appointment, the Board determined that Dr. Zadno qualifies as an independent director and satisfies the requirements to serve on the Compensation Committee, under the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market LLC. In connection with his appointment, Dr. William Harrington resigned as a member of the Compensation Committee, such that the Compensation Committee now consists of Casey Tansey, Dana Mead and Dr. Zadno, with Mr. Tansey serving as chair.

Dr. Zadno previously served as the President and Chief Executive Officer and a director of PROCEPT BioRobotics Corporation (Nasdaq: PRCT), a surgical robotics company, from February 2020 to September 2025. From September 2016 to November 2020, Dr. Zadno served as the President and Chief Executive Officer of Avedro, Inc., a public ophthalmology company now part of Glaukos Corporation (NYSE: GKOS), where he also served as a member of its board of directors from September 2016 to November 2020. Dr. Zadno also previously served on the board of directors of Invuity, Inc., a medical device company, from January 2013 to June 2017, where he served on its audit committee, and Carbylan Therapeutics, Inc., a biopharmaceutical company, from June 2013 to November 2016, where he served on its audit committee. Dr. Zadno has served as an Operating Partner at Jolt Capital, a private equity firm specializing in growth-stage technology investments, since February 2026, and as a Special Advisor to the American Academy of Ophthalmology since January 2024. Dr. Zadno received a Ph.D. and an M.Sc. in Mechanical Properties of Materials (Metallurgy), both from École Nationale Supérieure des Mines de Paris.

There is no arrangement or understanding between Dr. Zadno and any other person pursuant to which he was selected as a director. There are no transactions between Dr. Zadno and Mobia that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, Dr. Zadno will receive compensation as a non-employee director in accordance with Mobia's non-employee director compensation program.

Mobia expects to enter into its standard form of indemnification agreement with Dr. Zadno.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIA MEDICAL, INC.

Date:	July 15, 2026	By:	/s/ Richard Foust
Richard Foust President and Chief Executive Officer